UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2011

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

On March 28, 2011, Tetra Tech, Inc. (the “Registrant”) and certain of its subsidiaries (the “Borrowers”) entered into a new Credit Agreement (the “Credit Agreement”) with the lenders party thereto and Bank of America, N.A. (“Bank of America”), as administrative agent.  The Credit Agreement provides for a $460 million five-year revolving credit facility (the “Facility”), which includes a $200 million sublimit for the issuance of standby letters of credit, a $100 million sublimit for multicurrency borrowings and letters of credit, and a $10 million sublimit for swingline loans.  At the Registrant’s election, the Facility may be increased from time to time by an amount up to $140 million in the aggregate, provided that no existing lender is required to commit to any such increased amount.

Interest on borrowings under the Credit Agreement is payable, at the Registrant’s election, at either (a) a base rate (the highest of the U.S. federal funds rate plus 0.50% per annum, Bank of America’s “prime rate” and the Eurocurrency rate plus 1.00%) plus a margin which ranges from 0.50% to 1.50% per annum, or (b) a Eurocurrency rate plus a margin that ranges from 1.50% to 2.50% per annum.  Certain commitment fees are also payable under the Credit Agreement.

The Credit Agreement contains certain financial and various other affirmative and negative covenants.  They include, among others, a maximum consolidated leverage ratio (total funded debt/earnings before interest, tax, depreciation and amortization (“EBITDA”)), and a minimum consolidated fixed charge coverage ratio (EBITDA minus capital expenditures/cash interest plus taxes plus principal payments).

The Facility is guaranteed by the Registrant’s material subsidiaries and such additional designated subsidiaries as are necessary to cause the Facility to be guaranteed by subsidiaries that, together with the Registrant, account for at least 80% of the consolidated total assets and total revenues of the Registrant and its subsidiaries (the “Guarantors”).  Borrowings under the Credit Agreement are collateralized by the Registrant’s accounts receivable, the stock of its subsidiaries and all intercompany debt of the Borrowers and Guarantors.

The Credit Agreement is attached as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Credit Agreement is qualified in its entirety by reference to such Exhibit.

Item 1.02.      Termination of a Material Definitive Agreement.

The Registrant’s previous $300 million credit agreement with Bank of America, as administrative agent, and the lenders party thereto was terminated concurrently with the consummation of the Credit Agreement referenced in Item 1.01.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2011, the Registrant entered into a Credit Agreement as described in Item 1.01 of this Current Report on Form 8-K.  Such description is incorporated by reference into this Item 2.03.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

10.1         Credit Agreement, dated as of March 28, 2011, among the Registrant, certain subsidiaries of the Registrant, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	March 29, 2011	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer